UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 12, 2016

Commission file number: 000-55493

ANDES 9 Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-4706471
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification number)
Kerry Center 2501-2502 South Renmin Rd.
Shenzhen Guangzhou	n/a
(Address of Principal Executive Offices)	(Zip Code)

86-0755-2188-4466

(Registrant’s Telephone Number, Including Area Code)

16192 Coastal Highway

Lewes DE 19958

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 Unregistered Sales of Equity Securities

On September 12, 2016, ANDES 9 Inc. (the “Company”) entered into a Subscription Agreement with Dongzhi Zhang for the purchase of 20 million shares of its restricted common stock at a price of $0.0001 per share. The sale was the result of a privately negotiated transaction without the use of public dissemination of promotional or sales materials. The buyer represented that he was an “accredited investors,” and as such could bear the risk of such investment for an indefinite period of time and to afford a complete loss thereof.

The sale to Mr. Zhang was exempt from registration under section 4(2) of the Securities Act of 1933. Mr. Zhang and the Company agreed that the Company would legend the securities to indicate that they could not be resold without an exemption, and that the legend would indicate that the securities were “restricted securities” within the meaning of Rule 144(a)(iii). The buyer represented and warranted that he was purchasing the security for investment, and not for distribution, and that he understood the restrictions on transfer applicable to the securities, and that the Company would code the securities so that they could not be transferred without the transferor obtaining an opinion of counsel satisfactory to the Company. Mr. Zhang used personal funds to make the purchase.

On September 12, 2016, Richard Chiang, our then sole shareholder, officer and director, and the Company agreed to the redemption of 10,000,000 shares of the Company’s common stock at par value, i.e. $1,000, which had previously been issued to Mr. Chiang. The Company has no disputes or disagreements with Mr. Chiang. In order to effectuate the redemption, Mr. Chiang subsequently returned the stock certificate representing the 10,000,000 shares.

ITEM 5.01 Change in Control of Registrant.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors

On September 12, 2016, our board appointed Dongzhi Zhang to our board. Immediately thereafter, Richard Chiang resigned as our CEO and CFO and our board appointed Mr. Zhang to both of those offices, following which Mr. Chiang resigned from our board and from all remaining offices with the Company. There were no disagreements with Mr. Chiang. Mr. Zhang is also our sole shareholder as a result of the transactions described under items 1.01 and 3.02, above.

The Company remains a shell company within the meaning of Rule 12b-2 and a blank check company within the meaning of section 3(a)(51) of the Exchange Act and does not contemplate any immediate change to its business plan or operations as previously disclosed on its Form 10-12G/A filed September 8, 2015.

Mr. Zhang, age 55, has served as President of Zhongnan International Investment Group Co., Ltd. since 2010. He graduated from the Central Police University and minored in Executive Master Business Administration at Yangtze University. From 1979 to 1996, he worked as the president of Jiangsu Changzhou Wujin Sugar, Tobacco and Alcohol Co., Ltd; from 1996 to 2010, he worked as the General Manager at Beijing Jianghong Investment Co., Ltd. Mr. Zhang was honored with Changzhou’s Model Worker and the Outstanding Entrepreneur in Jiangsu Province. The Company believes Mr. Zhang would be a valuable addition to our board because of his international business experience and contacts.

Section 9 – Financial Statements and Exhibits

ITEM 9.01 Financial Statement and Exhibits.

Exhibit No.	Exhibit
17.1	Resignation, Richard Chiang
99.4	Stock Subscription Agreement, Dongzhi Zhang

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDES 9 Inc.

By: /s/ Dongzhi Zhang

Name: Dongzhi Zhang

Title: President, Chief Executive Officer, and Chairman of the Board of Directors

Date: September 19, 2016

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